Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Priority Technology Holdings, Inc. of our report dated April 18, 2018, relating to the consolidated financial statements of Priority Holdings, LLC, appearing in the Current Report on Form 8-K of Priority Technology Holdings, Inc. dated July 25, 2018.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Atlanta, Georgia

August 8, 2018